                                                                   EXHIBIT 10.17



                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG


                         GLOBAL IMAGING SYSTEMS INC.,

                         COPY SERVICE & SUPPLY, INC.,

                       OFFICE FURNITURE CONCEPTS, INC.,

                              CSS LEASING, L.L.C.


                                      AND


                                TERRY K. SMITH

                                      and

                               CRYSTAL E. SMITH



                              DATED JUNE 27, 1996

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----

                                   ARTICLE I
                                  DEFINITIONS
     1.1   Definitions..............................................................    1

                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

     2.1   Agreement to Sell and Purchase...........................................    5
     2.2   Purchase Price...........................................................    5
     2.3   Payment of Purchase Price................................................    5
     2.4   Closing..................................................................    5
     2.5   Purchase Price Adjustments...............................................    5
     2.6   Closing Audit............................................................    5
     2.7   Post-Closing Purchase Price Adjustment...................................    6

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANIES AND SELLER

     3.1   Capitalization...........................................................    6
     3.2   No Liens on Shares.......................................................    6
     3.3   Other Rights to Acquire Capital Stock or Membership Interests............    7
     3.4   Due Organization.........................................................    7
     3.5   No Subsidiaries..........................................................    7
     3.6   Due Authorization........................................................    7
     3.7   Financial Statements.....................................................    7
     3.8   Certain Actions..........................................................    8
     3.9   Properties...............................................................    9
     3.10  Licenses and Permits.....................................................    9
     3.11  Intellectual Property....................................................   10
     3.12  Compliance with Laws.....................................................   10
     3.13  Insurance................................................................   10
     3.14  Employee Benefit Plans...................................................   11
           (a)  Employee Welfare Benefit Plans......................................   11
           (b)  Employee Pension Benefit Plans......................................   11
           (c)  Employment and Non-Tax Qualified Deferred Compensation Arrangements.   11
     3.15  Contracts and Agreements.................................................   11
     3.16  Claims and Proceedings...................................................   12
     3.17  Taxes....................................................................   12
     3.18  Personnel................................................................   13
     3.19  Business Relations.......................................................   13

     3.20  Accounts Receivable........................................................   14
     3.21  Bank Accounts..............................................................   14
     3.22  Warranties.................................................................   14
     3.23  Brokers....................................................................   14
     3.24  Interest in Competitors, Suppliers, Customers, Etc.........................   14
     3.25  Indebtedness To and From Officers, Directors, Shareholders, and Employees..   14
     3.26  Undisclosed Liabilities....................................................   15
     3.27  Information Furnished......................................................   15

                                      ARTICLE IV
                        GLOBAL'S REPRESENTATIONS AND WARRANTIES

     4.1   Due Organization...........................................................   15
     4.2   Due Authorization..........................................................   15
     4.3   No Brokers.................................................................   16

                                       ARTICLE V
                         COVENANTS OF THE COMPANIES AND SELLER

     5.1   Consents of Others.........................................................   16
     5.2   Seller's Efforts...........................................................   16
     5.3   Powers of Attorney.........................................................   16

                                      ARTICLE VI
                                POST-CLOSING COVENANTS

     6.1   General....................................................................   16
     6.2   Transition.................................................................   17
     6.3   Confidentiality............................................................   17
     6.4   Covenant Not to Compete....................................................   17

                                      ARTICLE VII
               CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

     7.1   Conditions to Global's Obligations.........................................   18
           (a)  Covenants, Representations and Warranties.............................   18
           (b)  Consents..............................................................   18
           (c)  Leases................................................................   18
           (d)  Discharge of Indebtedness and Liens...................................   18
           (e)  Material Adverse Change...............................................   19
           (f)  Transfer Taxes........................................................   19
           (g)  Financial Condition...................................................   19
           (h)  Documents to be Delivered by Sellers and the Companies................   19
                (i)  Opinion of Sellers' Counsel......................................   19

               (ii)     Certificates.............................................................   19
               (iii)    Release..................................................................   19
               (iv)     Employment Agreement.....................................................   19
               (v)      Office Lease.............................................................   19
               (vi)     Stock Certificates.......................................................   20
     7.2  Conditions to Sellers and the Companies' Obligations...................................   20
          (a)  Covenants, Representations and Warranties.........................................   20
          (b)  Consents..........................................................................   20
          (c)  Documents to be Delivered by Global...............................................   20
               (i)      Opinion of Global's Counsel..............................................   20
               (ii)     Certificates.............................................................   20
               (iii)    Employment Agreement.....................................................   20
               (iv)     Office Lease.............................................................   21
               (v)      Purchase Price...........................................................   21
          (d)  ..................................................................................   21
               Right of Reinvestment.............................................................   21

                                 ARTICLE VIII
                                INDEMNIFICATION

     8.1  Indemnification of Global..............................................................   21
     8.2  Defense of Claims......................................................................   21
     8.3  Tax Audits, Etc........................................................................   22
     8.4  Indemnification of Seller..............................................................   22
     8.5  General Right of Offset................................................................   22
     8.6  Limits on Indemnification..............................................................   22

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1  Modifications..........................................................................   23
     9.2  Notices................................................................................   23
     9.3  Counterparts...........................................................................   24
     9.4  Expenses...............................................................................   24
     9.5  Binding Effect; Assignment.............................................................   24
     9.6  Entire and Sole Agreement..............................................................   24
     9.7  Governing Law..........................................................................   25
     9.8  Survival of Representations, Warranties and Covenants..................................   25
     9.9  Invalid Provisions.....................................................................   25
     9.10 Public Announcements...................................................................   25
     9.11 Remedies Cumulative....................................................................   25
     9.12 Waiver.................................................................................   25
     9.13 DISPUTE RESOLUTION.....................................................................   25

                               LIST OF EXHIBITS

     Exhibit A        Form of Seller Note
     Exhibit B        [RESERVED]
     Exhibit C-1      Form of Office Leases
     Exhibit C-2      Form of OFC Office Lease
     Exhibit D        Opinion of Sellers' Counsel
     Exhibit E        Sellers' Certificates
     Exhibit F        Release
     Exhibit G        Terry K. Smith Executive Agreement
     Exhibit H        Global Certificates
     Exhibit I        Opinion of Global's Counsel



                               LIST OF SCHEDULES

     Schedule 2.3     Sellers' Accounts
     Schedule 2.6     Holders of Funded Indebtedness
     Schedule 3.1     Ownership of Shares
     Schedule 3.4     Articles and Bylaws
     Schedule 3.7     Financial Statements
     Schedule 3.8A    Certain Actions
     Schedule 3.8B    Material Changes
     Schedule 3.9     Properties
     Schedule 3.10    Licenses and Permits
     Schedule 3.11    Patents and Trademarks
     Schedule 3.13    Insurance
     Schedule 3.14    Employee Benefit Plans
     Schedule 3.15    Contracts and Agreements
     Schedule 3.16    Claims and Proceedings
     Schedule 3.18    Personnel
     Schedule 3.20    Accounts Receivable
     Schedule 3.21    Bank Accounts
     Schedule 3.22    Warranties
     Schedule 3.25    Indebtedness with Officers, Directors and Shareholders
     Schedule 3.26    Undisclosed Liabilities
     Schedule 3.27    Information Furnished
     Schedule 7.1(d)  Indebtedness

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of June 27, 1996, and effective as of June 1, 1996, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("GLOBAL"), COPY SERVICE & SUPPLY, INC., a North Carolina corporation ("COPY SERVICE"); OFFICE FURNITURE CONCEPTS, INC., a North Carolina corporation ("OFC"); and CSS LEASING, L.L.C., a North Carolina limited liability company ("CSS"), (Copy Service, OFC and CSS are sometimes referred to collectively as the "COMPANIES") and TERRY K. SMITH and CRYSTAL E. SMITH (each individually a "SELLER" and collectively "SELLERS").

                                 W I T N E S S E T H:

          WHEREAS, the Companies are engaged in the office equipment dealer and service industry in the State of North Carolina (the "BUSINESS"); and

          WHEREAS, Sellers own an aggregate of (i) 10,000 shares of the outstanding Common Stock, par value $1.00 per share, of Copy Service, (ii) 1,000 shares of the outstanding Common Stock, no par value per share, of OFC; and
(iii) all of the outstanding membership interests of CSS consisting of 1,000 units (collectively, the "SHARES"), which Shares constitute all of the issued and outstanding capital stock or membership interests of the Companies; and

          WHEREAS, Global desires to purchase from Sellers and Sellers desire to sell to Global hereby all of the Shares owned by Sellers, all on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1  DEFINITIONS.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

           "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

               "AUDITED CLOSING BALANCE SHEET" has the meaning specified in
Section 2.6.
-----------

               "BUILDINGS" shall mean the Companies' office buildings and warehouses located in Statesville, Salisbury, Charlotte, Hickory, and Wilkesboro, North Carolina.

               "BUSINESS" has the meaning specified in the first recital of the Agreement

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments
                                                      -- ---
thereto, any successor statutes, and any regulations promulgated thereunder.

               "CLOSING" means the closing of the transfer of the Shares from the Sellers to Global.

               "CLOSING DATE" has the meaning specified in Section 2.4.
                                                           -----------

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMPANIES" has the meaning specified in the first paragraph of this Agreement.

               "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Companies including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with Global or the Companies, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

               "CONTRACTS" has the meaning specified in Section 3.15.
                                                        ------------

               "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

               "EMPLOYMENT AGREEMENT" shall mean the executive agreement with Terry K. Smith to be entered into at Closing in the form of Exhibit G.
                                                            ---------

               "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

               "ENVIRONMENTAL OBLIGATIONS" has the meaning specified in Section
                                                                        -------
3.12.
----

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "FINANCIAL STATEMENTS" has the meaning specified in Section 3.7.
                                                                   -----------

               "FUNDED INDEBTEDNESS" means all (i) indebtedness of such Person for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of such Person; (iii) obligations of such Person to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; (iv) indebtedness of others guaranteed by such Person or secured by an Encumbrance on such Person's property; or (v) extended credit terms from manufacturers provided to such Person.

               "GAAP" shall mean generally accepted accounting principles, consistently applied.

               "GLOBAL" has the meaning specified in the first paragraph of this Agreement.

               "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

               "GOVERNMENTAL PERMITS" has meaning specified in Section 3.10.
                                                               ------------

               "INDEMNIFIABLE COSTS" has the meaning specified in Section 8.1.
                                                                  -----------

               "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1.
                                                                  -----------

               "INDEPENDENT ACCOUNTANTS" has the meaning specified in Section
                                                                      -------
2.6.
---

               "INTELLECTUAL PROPERTY" has the meaning specified in Section
                                                                    -------
3.11.

               "IRS" means the Internal Revenue Service.

               "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business or the operations, liabilities, or conditions (financial or otherwise) of the Companies.

               "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et seq., any amendment thereto, and any regulations promulgated
           -- ---
thereunder.

               "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially the existing use of the property affected by such lien or imperfection and (d) such statement of facts shown on any title insurance policies delivered to Global.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

               "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Companies' best estimate of the Companies' balance sheet as of the Closing Date. The Preliminary Closing Balance Sheet shall be delivered to Global not less than two
(2) nor more than seven (7) days prior to the Closing Date.

               "PURCHASE PRICE" has the meaning specified in Section 2.2.
                                                             -----------

               "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., and any successor statute, and any regulations
                   -- ---
promulgated thereunder.

               "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

               "SELLER" or "SELLERS" have the meanings set forth in the first paragraph of this Agreement.

               "SELLER NOTE" has the meaning specified in Section 2.3(c).
                                                          --------------

               "SHARES" means all of the issued and outstanding shares of the capital stock or membership interests of the Companies.

               "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

               "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

               "WORKING CAPITAL" shall mean the difference between the Companies' current assets and its current liabilities as calculated in accordance with GAAP, and as adjusted pursuant to the terms of this Agreement.

                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

          2.1  AGREEMENT TO SELL AND PURCHASE.  Upon the basis of the
               ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell the Shares to Global and Global agrees to purchase the Shares from Sellers.

          2.2  PURCHASE PRICE.  The total purchase price for the Shares (the
               --------------
"PURCHASE PRICE") shall be equal to $3,263,000 and as otherwise adjusted pursuant to Section 2.5 below.
            -----------

          2.3  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be payable
               -------------------------
by Global at the Closing (hereinafter defined) as follows:

               (A) $2,347,200 of the Purchase Price will be paid in cash by wire transfer of funds or by cashier's checks to the Sellers' accounts specified in
Schedule 2.3 (including the payment of $159,000 for the covenant not to compete
------------
provided in Section 6.4);
            ------------

               (B) $425,000 of the Purchase Price will be paid in cash by wire transfer of funds to the Companies' lenders;

               (C) $300,000 of the Purchase Price shall be paid in the form of a seller note (the "SELLER NOTE") in the form of Exhibit A hereto, which bears interest at the rate of 8% per annum for a period of one year; and

               (D) $190,800 of the Purchase Price shall be paid in the form of 2,067 shares of Global's Class A Common Stock and 456.24 shares of Global's Class B Common Stock in exchange for all of the outstanding capital stock of OFC.

          2.4  CLOSING.  The Closing of the purchase and sale of the Shares
               -------
contemplated by this Agreement shall take place at 11:00 a.m., North Carolina time, at the offices of Albert E.

Walser, 150 East Sharpe Street, Statesville, North Carolina, on July 3, 1996, or at such other date and time as the parties shall agree (the "CLOSING DATE").

          2.5  PURCHASE PRICE ADJUSTMENTS.  The Purchase Price will be reduced
               --------------------------
by a sum equal to the amount, if any, by which the adjusted Working Capital as reflected on the Preliminary Closing Balance Sheet is less than $440,000 (the amount which is $25,000 less than the average Working Capital balances of the Companies at the end of each of the six months ending December 31, 1995).

          2.6  CLOSING AUDIT.  Within ninety (90) days following the Closing
               -------------
Date, there shall be delivered to Global and to Sellers an audit of the Preliminary Closing Balance Sheet (the "AUDITED CLOSING BALANCE SHEET") of the Companies at and as of the Closing Date. The Preliminary Closing Balance Sheet shall be audited by Ernst & Young in accordance with GAAP. The cost of the Audited Closing Balance Sheet shall be paid by Global. In the event that Sellers dispute any items on such Audited Closing Balance Sheet within ten days after Sellers' receipt thereof, the parties shall jointly select and retain an independent "Big Six" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed item(s) on the Audited Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be reflected on the Audited Closing Balance Sheet. The cost of retaining the Independent Accountants shall be borne equally by Sellers and Global.

          2.7  POST-CLOSING PURCHASE PRICE ADJUSTMENT.  In the event that the
               --------------------------------------
Working Capital as reflected on the Audited Closing Balance Sheet is less than $440,000, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in the total Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or
(ii) the amount by which the Working Capital reflected on the Audited Closing Balance Sheet is less than $440,000. Conversely, the Purchase Price will be adjusted upward, on a dollar-for dollar basis, to reflect the increase if any, in the total Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet, provided, however, that in no event shall such adjustment exceed the total amount of any adjustment to the Purchase Price made pursuant to Section
                                                                      -------
2.5 above.  The post-closing adjustment to the Purchase Price, if any, shall be
---
paid by Sellers to Global or by Global to Sellers, as the case may be, in immediately available funds within ten (10) days of delivery of the Audited Closing Balance Sheet.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANIES AND SELLERS

          The Companies and Sellers, jointly and severally, represent and warrant to Global that:

          3.1  CAPITALIZATION.  The authorized capital stock of (i) Copy Service
               --------------
consists of 100,000 shares of Common Stock, $1.00 par value, 10,000 of which are issued and outstanding and (ii) OFC consists of 1,000 shares of Common Stock, no par value, 1,000 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by Sellers in the amounts specified in Schedule 3.1 hereto. None of the Shares was issued or will be transferred
   ------------
under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own all of the issued and outstanding capital stock of Copy Service and OFC and all of the membership interests of CSS.

          3.2  NO LIENS ON SHARES.  Sellers collectively own the Shares, free
               ------------------
and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. Sellers have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

          3.3  OTHER RIGHTS TO ACQUIRE CAPITAL STOCK OR MEMBERSHIP INTERESTS.
               -------------------------------------------------------------
Except as set forth in this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Companies any equity or debt securities of the Companies, or securities convertible into or exchangeable for equity or debt securities of the Companies, and there are no shares of capital stock or membership interests of the Companies reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Companies to issue, sell or deliver any additional shares of its capital stock.

          3.4  DUE ORGANIZATION.  Copy Service and OFC are each a corporation
               ----------------
duly organized, validly existing and in good standing, under the laws of the State of North Carolina and CSS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and each has full corporate or company power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Companies, and all amendments thereto, have been heretofore delivered to Global and are attached hereto as Schedule 3.4. The Companies are duly
                                  ------------
qualified to do business in each jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect.

          3.5  NO SUBSIDIARIES.  The Companies do not directly or indirectly
               ---------------
have any subsidiaries or any direct or indirect ownership interests in any Person. The Sellers do not own any other Person engaged in the Business.

          3.6  DUE AUTHORIZATION.  The Companies and the Sellers each has full
               -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Companies. This Agreement has been duly and validly executed and delivered by the Companies and Sellers and constitutes the valid and binding obligations of the Companies and Sellers, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Companies and Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Companies or Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which the Companies or Sellers are a party, or by which any of them or any of their respective property is bound,
(c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Companies or Sellers, or (d) violate or conflict with any provision of the charter, certificate of formation, operating agreement or bylaws of the Companies.

          3.7  FINANCIAL STATEMENTS.  The following Financial Statements (herein
               --------------------
so called) of the Companies have been delivered to Global by Sellers and the
Companies:

               balance sheets of the Companies as of December 31, 1993, December 31, 1994, December 31, 1995, and May 31, 1996, and

               statements of income of the Companies for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and for the five month period ending May 31, 1996.

Except as disclosed on Schedule 3.7, the Financial Statements have been prepared
                       ------------
in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Companies as of the indicated dates and for the indicated periods, subject (in the case of the five month Financial Statements) to year end accruals made in the ordinary course of the Business which are not adversely material and which are consistent with past practices. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and except as disclosed in Schedule 3.7, the Companies have no liabilities, nor any
             ------------
obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Companies nor Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1995, there has been no Material Adverse Change, and neither the Companies nor Seller have any reason to believe there has been any Material Adverse Change in the prospects of the Companies.

          3.8  CERTAIN ACTIONS.  Since December 31, 1995, the Companies have
               ---------------
not, except as disclosed on Schedule 3.8A hereto: (a) discharged or satisfied
                            -------------
any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder or member other than (i) the personal vehicles listed on Schedule 3.8A hereto and
                                                      -------------
(ii) the office furniture listed on Schedule 3.8A hereto, each as agreed to by
                                    -------------
Global; (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) cancelled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (k) made any investment or commitment therefor in any Person;
(l) made any payment or contracted for the payment of any bonus, gratuity, or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, members or shareholders of the Companies; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Companies are a party, except in the ordinary course of the Business; or (o) entered into any other material transactions except in the ordinary course of the Business. Since December 31, 1995, except as disclosed on
Schedule 3.8B hereto, there has not been (a) any Material Adverse Change
-------------
including, but not limited to, the loss of any material customers or suppliers of the Companies, or in any material assets of the Companies, (b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Companies, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Companies, nor have the Companies agreed to do any of the foregoing.

          3.9  PROPERTIES.  Attached hereto as Schedule 3.9 is a list containing
               ----------                      ------------
a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by the Companies in the conduct of the Business having a book value in excess of $10,000 as of the date hereof. Except as expressly set forth on Schedule 3.9, such real and personal properties are free
                       ------------
and clear of Encumbrances. Sellers and the Companies have delivered to Global a central UCC lien search of all of the Companies' real and personal property in the State of North Carolina from the State of North Carolina. All of the properties and assets necessary in the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Companies and are suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $1.00 on the Companies' Financial Statements, the physical properties of the Companies, including the real properties leased by the Companies, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 3.9,
                                                                   ------------
the Companies have full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and Business of the Companies in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9,
                                                                  ------------
no covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Companies for the purposes for which they are now operated. All leases of real or personal property by the Companies are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing. All facilities owned or leased by the Companies have received all approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

          3.10 LICENSES AND PERMITS.  Attached hereto as Schedule 3.10 is a list
               --------------------                      -------------
of all licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Companies from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which to the best knowledge of Sellers could have a Material Adverse Effect. The Companies have complied in all material respects with the terms and conditions of all such Governmental Permits, and no violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Government Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

          3.11 INTELLECTUAL PROPERTY.  Attached hereto as Schedule 3.11 is a
               ---------------------                      -------------
list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software), trade secrets, or applications therefor owned by or registered in the name of the Companies or in which the Companies have any rights, licenses, or immunities (collectively, the "INTELLECTUAL PROPERTY"). The Companies have furnished Global with copies of all license agreements to which the Companies are a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on
Schedule 3.11 hereto, the Companies have good and marketable title to or the
-------------
right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, in their Business as presently conducted without the payment of any royalty or similar payment, and the Companies are not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Companies nor Sellers are aware of any infringement by others of any such rights owned by the Companies.

          3.12 COMPLIANCE WITH LAWS.  The Companies have (i) complied in all
               --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and have filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Companies or any of its employees (because of their activities on behalf of the Companies) are subject and (ii) conducted the Business and are in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL OBLIGATIONS") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of the Companies and Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13 INSURANCE.  Attached hereto as Schedule 3.13 is a list of all
               ---------                      -------------
policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Companies, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Copies of all such insurance policies have been delivered to Global. No event relating to the Companies have occurred which will result in (i) cancellation of any such insurance policies; (ii) a retroactive upward adjustment of premiums under any such insurance policies; or (iii) any prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the Closing.

          3.14 EMPLOYEE BENEFIT PLANS.
               ----------------------

               (A)  EMPLOYEE WELFARE BENEFIT PLANS.  Except as disclosed on
                    ------------------------------
Schedule 3.14, the Companies do not maintain or contribute to any "employee
-------------
welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan, (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

               (B)  EMPLOYEE PENSION BENEFIT PLANS.  Except as disclosed in
                    ------------------------------
Schedule 3.14, the Companies do not maintain or contribute to any arrangement
-------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in
Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

               (C)  EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION
                    ------------------------------------------------------
ARRANGEMENTS.  Except as disclosed in Schedule 3.14, the Companies do not
------------                          -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Companies and any current or former officer, consultant, director or employee of the Companies that is not intended to be a tax qualified arrangement under Section 401(a) of the Code.

          3.15 CONTRACTS AND AGREEMENTS.  Attached hereto as Schedule 3.15 is a
               ------------------------                      -------------
list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Companies are a party or by which the Companies or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, $25,000 or greater (collectively, the "CONTRACTS"). The Companies are not and, to the best knowledge of Sellers and the Companies, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any of the Contracts, and the Companies have not waived any right under any of the Contracts. All of the Contracts to which the Companies are a party are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing. Except as set forth in Schedule 3.15, the
                                                      -------------
Companies have not guaranteed any obligations of any other Person.

          3.16 CLAIMS AND PROCEEDINGS.  Attached hereto as Schedule 3.16 is a
               ----------------------                      -------------
list and brief description of all claims, actions, suits, proceedings, or investigations pending or threatened against or affecting the Companies or any of their properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16,
                                                                 -------------
none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to the Companies. The Companies have not been and the Companies are not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been asserted, threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of the Companies and Sellers, except as set forth on Schedule
                                                                        --------
3.16, there is no basis for any such valid claim or action.
----

          3.17 TAXES.
               -----

               (A) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other Taxes and all Tax Returns which are required to be filed by the Companies or Sellers on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Companies. Except for the 1995 Tax Return of Sellers, no Tax Returns of the Companies or any of the Sellers are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Companies which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Companies' Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Companies' Tax liabilities for the respective periods then ended and all prior periods. The Companies have not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Companies do not file Tax Returns, no such government body has claimed that any of the

Companies are or may be subject to taxation by that government body. The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no tax liens on any of the property or assets of the Companies.

               (B) Neither the Companies nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Companies or any assets held by the Companies. The Companies have not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Companies have not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Companies are not a party to any Tax allocation or sharing agreement. The Companies have not and have never been (nor does the Companies have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Companies also was a member of the affiliated group. Except for OFC, which has made an election to be taxed under subchapter S of the Code (which election is valid and in full force and effect), none the Companies have never made an election to be taxed under subchapter S of the Code.

               (C) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

          3.18 PERSONNEL.  Attached hereto as Schedule 3.18 is a list of the
               ---------                      -------------
names and annual rates of compensation of the directors and executive officers of the Companies, and of the employees of the Companies whose annual rates of compensation during the fiscal year ended December 31, 1995 (including base salary, bonus and incentive pay) exceed (or by December 31, 1996 are expected to exceed) $50,000. Schedule 3.18 also summarizes the bonus, profit sharing,
                  -------------
percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, member and employees during the Companies' fiscal year ended December 31, 1995 and to the date hereof. Schedule 3.18 also contains a brief description of all material
              -------------
terms of employment agreements to which the Companies are a party and all severance benefits which any director, officer or employee of the Companies are or may be entitled to receive. The employee relations of the Companies are good and there is no pending or, to the best knowledge of Sellers or the Companies, threatened labor dispute or union organization campaign. None of the employees of the Companies are represented by any labor union or organization. The Companies are in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Companies or Sellers have been advised, or has any reason to believe, that any of the persons whose names are set forth on Schedule
                                                                        --------
3.18 or any other employee will not agree to remain employed by the Companies
----
after the consummation of the
transactions contemplated hereby. There is no unfair labor practice claim against the Companies before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Companies and Sellers, threatened against or involving the Companies, and none has occurred.

          3.19 BUSINESS RELATIONS.  Neither the Companies nor Sellers knows or
               ------------------
has any reason to believe that any customer or supplier of the Companies will cease to do business with the Companies after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Companies except for any reductions which do not result in a Material Adverse Change. Neither Sellers or the Companies have received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Companies nor are the Companies or Sellers aware of any facts which could lead them to believe that the Business will be subject to any such material disruption.

          3.20 ACCOUNTS RECEIVABLE.  All of the accounts, notes, and loans
               -------------------
receivable that have been recorded on the books of the Companies are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of any allowance for doubtful accounts) will be collected in full within 180 days following the Closing Date. Except as disclosed on
Schedule 3.20 hereto (a) all of such accounts, notes, and loans receivable are
-------------
free and clear of any Encumbrances; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof.

          3.21 BANK ACCOUNTS.  Attached hereto as Schedule 3.21 is a list of all
               -------------                      -------------
banks or other financial institutions with which the Companies have an account or maintain a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          3.22 WARRANTIES.  Except as set forth on Schedule 3.22 and except for
               ----------                          -------------
warranty claims that are typical and in the ordinary course of the Business, no claim for breach of product or service warranty to any customer has been made against the Companies since January 1, 1996. To the best knowledge of Sellers and the Companies, no state of facts exists, and no event has occurred, which may form the basis of any present claim against the Companies for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Companies.

          3.23 BROKERS.  Neither the Companies nor Sellers have engaged, or
               -------
caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          3.24 INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC.  No officer,
               --------------------------------------------------
director, or shareholder of the Companies or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Companies (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.25 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND
               ---------------------------------------------------------------
EMPLOYEES.  Attached hereto as Schedule 3.25 is a list and brief description of
---------                      -------------
the payment terms of all indebtedness of the Companies to officers, directors, shareholders, members and employees of the Companies and all indebtedness of officers, directors, shareholders, and employees of the Companies to the Companies, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

          3.26 UNDISCLOSED LIABILITIES.  Except as indicated in Schedule 3.26
               -----------------------                          -------------
and the other Schedules hereto, the Companies do not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Companies incurred prior to the Closing Date.

          3.27 INFORMATION FURNISHED.  The Companies and Sellers have made
               ---------------------
available to Global true and correct copies of all material corporate records of the Companies and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Section 2 of this Agreement and
                                              ---------
except as disclosed in Schedule 3.27 hereto, neither this Agreement, the
                       -------------
Schedules hereto, nor any information, instrument, or document delivered to Global pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

In making the representations and warranties set forth above, the term "material" shall be deemed to mean an amount of money greater than $10,000, the terms "material adverse change," "material adverse trend," "material adverse effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Companies, taken as a whole, in excess of $10,000 per occurrence or $15,000 in the aggregate.
The term "knowledge" shall mean actual knowledge after reasonable investigation.

                                  ARTICLE IV
                    GLOBAL'S REPRESENTATIONS AND WARRANTIES

          Global represents and warrants to Sellers as follows:

          4.1  DUE ORGANIZATION.  Global is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.

          4.2  DUE AUTHORIZATION.  The execution, delivery and performance of
               -----------------
this Agreement has been duly authorized by all necessary corporate action of Global, and the Agreement has been duly and validly executed and delivered by Global and constitutes the valid and binding obligation of Global, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Global, shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Global or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Global is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global, or (d) violate or conflict with any provision of the charter or bylaws of Global.

          4.3  NO BROKERS.  Global has not engaged, or caused to be incurred any
               ----------
liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          4.4  INVESTMENT.  Global will acquire the Shares for investment and
               ----------
for its own account and not with a view to the distribution thereof.


                                   ARTICLE V
                    COVENANTS OF THE COMPANIES AND SELLERS

          5.1  CONSENTS OF OTHERS.  Prior to the Closing, the Companies and
               ------------------
Sellers shall use their best efforts to obtain and to cause the Companies to obtain all authorizations, consents and permits required of the Companies and Sellers to permit them to consummate the transactions contemplated by this Agreement.

          5.2  SELLER'S EFFORTS.  The Companies and Sellers shall use all
               ----------------
reasonable efforts to cause all conditions for the Closing to be met.

          5.3  POWERS OF ATTORNEY.  The Companies and Sellers shall cause the
               ------------------
Companies to terminate at or prior to Closing all powers of attorney granted by the Companies, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

          6.1  GENERAL.  In case at any time after the Closing any further
               -------
action is legally necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under
Article VIII below). The Sellers acknowledge and agree that from and after the Closing Global will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Companies, which shall be maintained at the chief executive office of the Companies; provided,
                                                                    --------
however, that Sellers shall be entitled to reasonable access to and to make
-------
copies of such books and records at their sole cost and expense and Global will maintain the books, records and material financial data relating to the Companies for a period of at least three (3) years. After such date, the Companies will offer such documentation to Sellers before disposal thereof.

          6.2  TRANSITION.  For a period of three (3) years following Closing,
               ----------
the Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Companies from maintaining the same business relations with the Companies after the Closing as it maintained with the Companies prior to the Closing. For a period of three (3) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Companies or Global.

          6.3  CONFIDENTIALITY.  The Sellers will treat and hold as such all
               ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to Global or destroy, at the request and option of Global, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as otherwise permitted herein.
In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Global promptly of the request or requirement.

          6.4  COVENANT NOT TO COMPETE.  For and in consideration of the
               -----------------------
allocation of $159,000 of the Purchase Price paid to the Sellers by Global, Sellers each covenant and agree, for a period of three years from and after the Closing Date, that they will not, individually or jointly, directly or indirectly, nor with any member of their immediate family, without the prior written consent of Global, for or on behalf of any entity:

               (A) become interested or engaged in any manner, directly or indirectly, or become a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the copier/ office equipment dealer or service business within the greater of (i) a 100 mile radius of the Companies' existing office facilities in North Carolina or (ii) in any geographic area in which the Companies and/or its subsidiaries currently conduct business; provided, however, that no owner of less than 1% of the outstanding
          --------  -------
stock of any publicly-traded corporation (other than Global) shall be deemed to be so engaged solely by reason thereof in the copier/office equipment dealer or service business;

               (B) enter into any agreement with, service, assist or solicit the business of any customers of the Companies for the purpose of providing office equipment sales or service to such customers or to cause them to reduce or end their business with the Companies; or

               (C) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Companies for the purpose of causing them to leave the employment of the Companies.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

          7.1  CONDITIONS TO GLOBAL'S OBLIGATIONS.  The obligation of Global
               ----------------------------------
under this Agreement to consummate the closing is subject to the conditions that:

               (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  The Companies
                    -----------------------------------------
and Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Companies and Sellers set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true as of such specified date.

               (B)  CONSENTS.  All statutory requirements for the valid
                    --------
consummation by the Companies and Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Global unless such failure shall not have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Companies necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

               (C)  LEASES.  The Companies and Terry K. Smith shall have entered
                    ------
into (i) a three-year lease of the Buildings on lease terms acceptable to Global in the form of Exhibit C-1 hereto and (ii) a one-year lease of the OFC building
               -----------
at current market rates in the form of Exhibit C-2 hereto.  All other leases of
                                       -----------
buildings and equipment by the Companies shall be on terms reasonably acceptable to Global and shall remain valid and in full force and effect without the occurrence of any event of default following the Closing.

               (D)  DISCHARGE OF INDEBTEDNESS AND LIENS.  Sellers and the
                    -----------------------------------
Companies shall have provided for the payment in full of all Funded Indebtedness of the Companies and all extended credit from vendors at the Closing (other than customary accounts payable of the Companies in accordance with past practices). Such Funded Indebtedness as of May 31, 1996, is listed on Schedule 7.1(d)
                                                          ---------------
hereto. Sellers shall have also provided for the termination of all Encumbrances of record on the properties of the Companies, except for Permitted Encumbrances. Also, prior to the Closing, Terry K. Smith shall take title to the Mercedes, the John Deere Tractor, the Toyota Camary and the Chevrolet Suburban, and Terry K. Smith shall assume all vehicle loans totaling approximately $22,000, for which he will pay Copy Service $9,000. In addition, the following indebtedness shall be paid at closing, and all security interests thereon shall be released as of the Closing:

                    (i)  the $355,000 shareholder note of Terry K. Smith; and

                    (ii) the $83,000 note owed by Terry K. Smith in connection with the transfer to him of the Danka stock.

               (E)  MATERIAL ADVERSE CHANGE.  There has been no Material Adverse
                    -----------------------
Change.

               (F)  TRANSFER TAXES.  Sellers shall be responsible for and shall
                    --------------
have paid or set aside sufficient funds to pay all stock transfer or gains taxes incurred in connection with this Agreement.

               (G)  FINANCIAL CONDITION.  The Companies' total adjusted Net
                    -------------------
Worth as projected at the Closing shall be greater than $580,000 and the Companies shall continue to have sufficient cash on hand (included in Working Capital) at the Closing (in an amount not less than $100,000 excluding any repayment of the shareholder debt and the repayment of the Danka stock note referred in Section 7.1(d) above), to continue to operate the Business in the
            --------------
ordinary course.

               (H)  DOCUMENTS TO BE DELIVERED BY SELLERS AND THE COMPANIES.  The
                    ------------------------------------------------------
following documents shall be delivered at the Closing by Sellers and the
Companies:

                    (I)   OPINION OF SELLERS' COUNSEL.  Global shall have
                          ---------------------------
          received an opinion of Albert F. Walser, Esq. counsel to Sellers, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit D hereto.
                          ---------

                    (II)  CERTIFICATES.  Global shall have received an officer's
                          ------------
          certificate and a secretary's certificate of the Companies executed by officers of the Companies, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit E hereto.
                                                               ---------

                    (III) RELEASE.  Sellers shall have furnished the Companies
                          -------
          with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit F hereto.
                                  ---------

                    (IV)  EMPLOYMENT AGREEMENT.  Terry K. Smith shall have duly
                          --------------------
          executed and delivered the Employment Agreement in substantially the same form attached as Exhibit G hereto, pursuant to which he will be
                                ---------
          employed by the Companies following the Closing.

                    (V)   OFFICE LEASE.  The Companies and Terry K. Smith shall
                          ------------
          have entered into (i) a three-year lease of the Buildings on lease terms acceptable to Global in the form of Exhibit C-1 hereto and (ii)
                                                    -----------
          a one-year lease of the OFC building at current market rates in the form of Exhibit C-2 hereto.
                  -----------

                    (VI)  STOCK CERTIFICATES.  Sellers shall have delivered the
                          ------------------
          Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

          7.2  CONDITIONS TO SELLERS AND THE COMPANIES' OBLIGATIONS.  The
               ----------------------------------------------------
obligation of Sellers and the Companies under this Agreement to consummate the Closing is subject to the conditions that:

               (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  Global shall
                    -----------------------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global prior to or at the Closing and the representations and warranties of Global set forth in Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

               (B)  CONSENTS.  All statutory requirements for the valid
                    --------
consummation by Global of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global of the transactions contemplated hereby shall have been obtained unless such failure shall not have a material adverse effect on the Business. Global shall have used its reasonable best efforts to have obtained the release of the Seller from all personal guarantees with respect to the Companies.

               (C)  DOCUMENTS TO BE DELIVERED BY GLOBAL.  The following
                    -----------------------------------
documents shall be delivered at the Closing by Global:

                    (I)    OPINION OF GLOBAL'S COUNSEL.  Sellers shall have
                           ---------------------------
          received an opinion of Davis, Graham & Stubbs, L.L.C., counsel to Global, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit H hereto.
                                  ---------

                    (II)   CERTIFICATES. Sellers shall have received an
                           ------------
          officers' certificate and a secretary's certificate executed by officers of Global, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit I hereto.
                                                      ---------

                    (III)  EMPLOYMENT AGREEMENT.  Global shall have caused the
                           --------------------
          Companies to duly execute and deliver the Employment Agreement with Terry K. Smith in substantially the same form attached as Exhibit G
                                                                    ---------
          hereto, pursuant to which he will be employed by the Companies following the Closing.

                    (IV)   OFFICE LEASE.  Global shall have caused the Companies
                           ------------
          to duly execute and deliver to Terry K. Smith the lease for the Buildings in substantially the same forms attached as Exhibit C-1 and
                                                                -----------
          C-2 hereto.
          ---

                    (V)  PURCHASE PRICE.  Sellers shall have received the
                         --------------
          Purchase Price for the Shares.

               (D)  RIGHT OF REINVESTMENT.  Bruce Cook shall have been offered
                    ---------------------
the right to invest up to $50,000 in cash in the capital stock of Global on the same terms provided to other outside investors in Global.

                                 ARTICLE VIII
                                INDEMNIFICATION

          8.1  INDEMNIFICATION OF GLOBAL.  Sellers agree to jointly and
               -------------------------
severally indemnify and hold harmless Global and each officer, director, and affiliate of Global, including without limitation the Companies or any successor of the Companies (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Sellers or the Companies of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against the Companies or any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP; and (C) the Companies' tortious acts or omissions to act prior to Closing for which the Companies did not carry liability insurance for themselves as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

          8.2  DEFENSE OF CLAIMS.  If any legal proceeding shall be instituted,
               -----------------
or any claim or demand made, against any Indemnified Party in respect of which Sellers may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Sellers and, except as otherwise provided in Section
                                                                       -------
8.3 below, Sellers shall have the right to defend, or cause the Companies or its
---
successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the reasonable judgment of Global, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on Global, the Companies or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at Sellers' expense. In the event Sellers fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and Sellers shall be jointly and severally liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Sellers, such litigation, action, suit, demand, or claim, but Sellers shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

          8.3  TAX AUDITS, ETC.  In the event of an audit of a Tax Return of the
               ---------------
Companies with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Global shall have the right to control any and all such audits which may result in the assessment of additional Taxes against the Companies and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of Sellers, which shall not unreasonably be withheld and subject to the right of Sellers to have their accountant consult with Global on such audits or procedures at Sellers' expense). Sellers shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Companies as a result of any such audit or other proceeding, Seller shall be responsible for and shall promptly pay all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

          8.4  INDEMNIFICATION OF SELLERS.  Global agrees to indemnify and hold
               --------------------------
harmless Sellers and the Companies and each officer, director, stockholder or affiliate of the Companies, from and against any Indemnifiable Costs arising out of (A) any material misrepresentation, breach or default by Global of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (B) any tortious acts or omissions by Global or the Companies after the Closing. In addition, the Companies and Global shall indemnify the Sellers for any payment or satisfaction of any guarantees by Sellers of the Companies' obligations occurring after the Closing Date.

          8.5  GENERAL RIGHT OF OFFSET.  In lieu of receiving a cash payment
               -----------------------
from the Sellers, Global, in good faith, may elect to offset against payments under the Seller Note, the amount of any Indemnifiable Costs or any other payments to which Global may become entitled to by reason of the provisions of this Agreement. In the event that Global offsets more than the amount of any Indemnifiable Costs (as finally determined), Global shall be responsible to Sellers for such sums which should not have been subject to an offset, together with interest at the rate of 8% per annum.

          8.6  LIMITS ON INDEMNIFICATION.  All Indemnifiable Costs sought by any
               -------------------------
party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations and warranties of the Sellers under Sections 3.1, 3.2, 3.3 or
                                                    -------------------------
3.17 hereof (the indemnification for which shall expire on the expiration of the
----
applicable statute of limitations), the indemnification provided under this
Article VIII shall expire on the third anniversary of the Closing Date. The Sellers shall not be obligated to pay any amounts for indemnification under this
Article VIII until the aggregate indemnification obligation hereunder exceeds $10,000, whereupon Sellers shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Sellers to Global exceed the Purchase Price (except for claims made for any breach of the representations and warranties of Sellers under Sections 3.1, 3.2, 3.3, or 3.17 hereof). However nothing in this Article
      ----------------------     ----
VIII shall limit Global in any way in exercising or securing any remedies provided by applicable common law with respect to the conduct of Sellers in connection with this Agreement or in the amount of damages that it can recover from the Sellers in the event that Global successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement.


                                  ARTICLE IX
                                 MISCELLANEOUS

          9.1  MODIFICATIONS.  Any amendment, change or modification of this
               -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

          9.2  NOTICES.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

               Global:
               ------

               Global Imaging Systems Inc.
               P.O. Box 273478
               Tampa, Florida  33688-3478
               Attention: Thomas Johnson, President
               Fax No.:   (813) 264-7877
               Tel No.:   (813) 960-5508

               With a copy to:

               Davis, Graham & Stubbs, L.L.C.
               Suite 1200
               1225 New York Avenue, N.W.
               Washington, D.C.  20005-3919
               Attention: Christopher J. Hagan
               Fax No.:   (202) 293-4794
               Tel No.:   (202) 822-8660

               The Companies or Sellers:
               ------------------------

               Copy Service & Supply, Inc.
               730 Salisbury Road
               Statesville, North Carolina 28687-5129
               Attention: Terry K. Smith, President
               Fax No.:   (704) 872-1227
               Tel No.:   (704) 873-5281

               With a copy to:

               Law Offices of Albert F. Walser
               150 East Sharpe Street
               Statesville, North Carolina  28677
               Attention: Albert Walser, Esq.
               Fax No.:   (704) 873-1753
               Tel No.:   (704) 873-1751

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

          9.3  COUNTERPARTS.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

          9.4  EXPENSES.  Each of the parties hereto will bear all costs,
               --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that Sellers shall bear all costs and expenses of (i) any broker involved in this transaction and (ii) all legal expenses of Sellers or the Companies with respect to this Agreement and the transactions contemplated hereby.

          9.5  BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the Companies, Global and Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Companies or Sellers without the prior written consent of Global. This Agreement shall be assignable by Global to a wholly-owned subsidiary of Global without the prior written consent of Sellers.

          9.6  ENTIRE AND SOLE AGREEMENT.  This Agreement and the other
               -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          9.7  GOVERNING LAW.  This Agreement and its validity, construction,
               -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of North Carolina.

          9.8  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
               -----------------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of three years, provided (a) the representations and warranties contained in Section 3.17
                                                                    ------------
of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities and (b) the representations and warranties contained in Sections 3.1, 3.2 and 3.3 of this Agreement, and the related indemnities,
   -------------------------
shall survive the Closing indefinitely.

          9.9  INVALID PROVISIONS.  If any provision of this Agreement is deemed
               ------------------
or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          9.10 PUBLIC ANNOUNCEMENTS.  Neither party shall make any public
               --------------------
announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          9.11 REMEDIES CUMULATIVE.  The remedies of the parties under this
               -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

          9.12 WAIVER.  No failure or delay on the part of any party in
               ------
exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          9.13 DISPUTE RESOLUTION.  ALL DISPUTES BETWEEN SELLERS AND GLOBAL WITH
               ------------------
RESPECT TO ANY PROVISION OF THIS AGREEMENT OR

THE RIGHTS AND OBLIGATIONS OF SELLERS AND GLOBAL HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTENTIONAL FRAUD), WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN THE STATE OF NORTH CAROLINA OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES.

                                 *   *   *   *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                              GLOBAL:
                              ------

                              GLOBAL IMAGING SYSTEMS INC.

                              By:   /s/ Thomas S. Johnson
                                    ---------------------
                                    Thomas S. Johnson
                                    President and Chief Executive Officer


                                    THE COMPANIES:
                                    -------------

                                    COPY SERVICE & SUPPLY, INC.
Attest:

/s/ Crystal E. Smith                By:       /s/ Terry K. Smith
----------------------                        ---------------------
Secretary                           Title:    President
                                              ---------------------

                                    OFFICE FURNITURE CONCEPTS, INC.
Attest:

/s/ Terry K. Smith                  By:       /s/ Crystal E. Smith
----------------------                        ---------------------
Secretary                           Title:    President
                                              ---------------------

                                    CSS LEASING, L.L.C.

/s/ Terry K. Smith                  By:       /s/ Crystal E. Smith
----------------------                        ---------------------
Member Manager                      Title:    Member-Manager
                                              ---------------------

                                    SELLERS:
                                    -------

                                    /s/ Terry K. Smith
                                    ------------------
                                    TERRY K. SMITH

                                    /s/ Crystal E. Smith
                                    --------------------
                                    CRYSTAL E. SMITH